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                           EXHIBIT 10.7 TO FORM 10-KSB

                                BANK OF FOUR OAKS

                         EXECUTIVE EMPLOYMENT AGREEMENT
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     THIS AGREEMENT is entered into as of this 1st day of January, 1989, by and between BANK OF FOUR OAKS, a North Carolina banking corporation (the "Bank"), and Clifton L. Painter ("Employee").

                               W I T N E S S E T H

     WHEREAS, the Bank desires that Employee become an employee of the Bank to serve as its Vice President; and

     WHEREAS, Employee desires to become an employee of the Bank and to serve as the Bank's Vice President;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained in this Agreement, the Bank and Employee agree as follows:

     l.   Employment. Commencing on the date of this Agreement, Employee is
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employed by the Bank as its Vice President with the duties, responsibilities and powers of such office as assigned to him as of the date of this Agreement and as customarily associated with such office.

     2.   Term. The term of this Agreement shall commence on the date of this
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Agreement and shall terminate on December 31, 1991 and shall, unless terminated otherwise as set forth in this Agreement, be automatically extended on December 31, 1991 and each anniversary of such date for an additional term of one (1) year unless such automatic extension is declined by either party by notice given not less than ninety (90) days before the end of the then current term of this Agreement; provided that the term of this Agreement shall not extend beyond Employee's normal retirement date at age 65.

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     3.   Compensation and Benefits. In consideration of his services during the
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term of this Agreement, Employee shall be paid compensation and benefits by the
Bank as follows:

          (a)  Base Salary.
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               Employee will receive an annual base salary of $40,800, payable in monthly installments. Commencing January 1, 1989, and annually thereafter, Employee will be entitled to receive such increases in his annual base salary as may be approved by the Board of Directors of the Bank, with each such increase thereafter being included in his annual base salary for all purposes.

          (b)  Additional Benefits.
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               Employee shall be entitled to receive and participate in all benefits and conditions of employment generally made available to the Bank's executive officers and also those generally made available to all salaried employees of the Bank including, but not limited to, insurance benefits, vacation, sick leave, and reimbursement of expenses incurred on behalf of the Bank in the course of performing duties under this Agreement.

     4.   Termination.  Employee's employment under this Agreement shall
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terminate:

          (a)  Upon the death of Employee;

          (b) Upon written notice from the Bank to Employee in the event of an illness or other disability incapacitating him from performing his duties for six (6) consecutive months as determined in good faith by the Board of Directors of the Bank or a committee of the Board;

          (c) For cause upon written notice from the Bank ("Cause" for this purpose means (i) the willful and continued failure by Employee for a significant period of time substantially to perform his duties with the Bank (other than any such failure resulting from his disability) after a demand for substantial performance is delivered to Employee by the Bank's

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Board of Directors or a committee of the Board which specifically identifies the manner in which the Board of Directors believes that Employee has not substantially performed his duties, (ii) the willful engaging by Employee in gross misconduct materially and demonstratively injurious to the Bank or (iii) the conviction of Employee of any crime involving fraud or dishonesty); or

          (d) Upon thirty (30) days notice from Employee to Bank at any time within two (2) years following a change in control of the Bank. "Change in control" means one or more of the following occurrences:

               (i) A corporation, person or group acting in concert as described in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), holds or acquires beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act of a number of shares of voting capital stock of the Bank which constitutes either (A) more than 50 percent of the shares which voted in the election of directors of the Bank at the shareholders' meeting immediately preceding such determination, or (B) more than 33 percent of the Bank's then outstanding shares entitled to vote.

               (ii) A merger or consolidation to which the Bank is a party (other than a pro forma transaction for a purpose such as changing the state of
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incorporation or name of the Bank), if either (A) the Bank is not the surviving corporation, or (B) the directors of the Bank immediately before the merger or consolidation constitute less than a majority of the Board of Directors of the surviving corporation; provided, however, the occurrence described in clause (A) shall not constitute a change in control if the holders of the Bank's voting capital stock immediately before the merger or consolidation have the same proportional ownership of voting capital stock of the surviving corporation immediately after the merger or consolidation.

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               (iii)  All or substantially all of the assets of the Bank are sold, leased or disposed of in one transaction or a series of related transactions.

               (iv) An agreement, plan, contract or other arrangement is entered into providing for any occurrence which as defined in this Agreement would constitute a change of control.

     The Bank hereby represents, warrants and agrees that it shall give prompt notice to Employee immediately upon learning of the consummation of any of the events set forth in paragraph 4(d) of this Agreement. If the Bank fails to give such notice to Employee, the Bank shall be estopped from contesting, and shall not contest, the adequacy or timeliness of any notice Employee may be allowed or required to give following a change in control of the Bank.

     5.   Non-Assignability. This Agreement shall not be assignable by Employee.
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This Agreement shall not be assignable by the Bank without the prior written consent of Employee except to a corporation which is the surviving entity in any merger involving the Bank or to a corporation which acquires all or substantially all of the stock or asserts of the Bank.

     6.   Modification. This Agreement sets forth all the terms and conditions
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of the employment agreement between Employee and the Bank and can be modified only by a writing signed by both parties. No waiver by either party to this Agreement at any time of any breach of the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     7.   Counterparts; Construction. This Agreement may be executed in several
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identical counterparts, each of which when so executed shall be deemed an original, but all such

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counterparts shall constitute one and the same instrument. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of North Carolina.

     8.   Severability. Should any provision of this Agreement be declared to be
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invalid for any reason or to have ceased to be binding on the parties, such provision shall be severed, and all other provisions shall be effective and binding.

     9.   Notice. All necessary notices, demands and requests required or
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permitted under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person or mailed by certified mail, postage prepaid, addressed as follows:

          (a)    If to Employee:    Clifton L. Painter
                                    1115 Wilson Mills Road
                                    Smithfield, North Carolina 27577

          (b)    If to Bank:        Bank of Four Oaks
                                    503 N. Wellons Street
                                    Four Oaks, North Carolina 27524

or to such other address as shall be furnished by either party.

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     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                          BANK OF FOUR OAKS



ATTEST:                                   By: /s/ M.S. Canaday
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                                              Authorized Officer

/s/ Ayden R. Lee, Jr.
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            Secretary



(SEAL)
                                          /s/ Clifton L. Painter          (SEAL)
                                          --------------------------------
                                          Clifton L. Painter
                                          Employee

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